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                            ASSET PURCHASE AGREEMENT

                                      AMONG

                             ABLE ACQUISITION CORP.
                                       AND
                                 DYNAGEN, INC.,
                                    AS BUYER,

                            ABLE LABORATORIES, INC.,
                                    AS SELLER

                                       AND

                      SOLELY FOR PURPOSES OF SECTION 6.4(B)
                               ALPHARMA USPD INC.



                                 AUGUST 9, 1996




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                                TABLE OF CONTENTS
                                -----------------

                                                                                                               Page
                                                                                                               ----
ARTICLE I

         PURCHASE AND SALE OF ASSETS..............................................................................1
         1.1      Purchase and Sale of Assets.....................................................................1
         1.2      Retained Assets.................................................................................3
         1.3      Assumed Liabilities.............................................................................3
         1.4      Excluded Liabilities............................................................................3
         1.5      Purchase Price; Allocation......................................................................5
         1.6      Closing Transactions............................................................................5
         1.7      Assignment of Contracts and Rights..............................................................5
         1.8      Further Transfers...............................................................................6

ARTICLE II

         CONDITIONS TO CLOSING....................................................................................6
         2.1      Conditions to Buyer's Obligations...............................................................6
         2.2      Conditions to Seller's Obligations..............................................................7

ARTICLE III

         REPRESENTATIONS AND WARRANTIES OF THE SELLER.............................................................8
         3.1      Organization and Corporate Power................................................................8
         3.2      Authorization of Transactions...................................................................8
         3.3      Absence of Conflicts............................................................................9
         3.4      Purchased Assets................................................................................9
         3.5      LIMITATION OF WARRANTIES........................................................................9

ARTICLE IV

         REPRESENTATIONS AND WARRANTIES OF THE BUYER..............................................................9
         4.1      Corporate Organization and Power................................................................9
         4.2      Authorization..................................................................................10
         4.3      Absence of Conflicts...........................................................................10
         4.4      Seller Notification............................................................................10



                                       i






ARTICLE V

         RETAINED ASSETS.........................................................................................10
         5.1      Retention of Retained Assets...................................................................10
         5.2      Buyer's Possession of Suppository Assets.......................................................11
         5.3      Transfer of Possession of Suppository Assets...................................................11

ARTICLE VI

         COVENANTS...............................................................................................11
         6.1      Business.......................................................................................11
         6.2      Access.........................................................................................12
         6.3      Payment of Assumed Liabilities.................................................................12
         6.4      Non-Competition................................................................................12
         6.5      Transitional Services..........................................................................13
         6.6      Conduct of the Business Prior to Closing Date..................................................14
         6.7      Facility Lease.................................................................................14
         6.8      Releases.......................................................................................14

ARTICLE VII

         EMPLOYEES AND PLANS.....................................................................................14
         7.1      Employment.....................................................................................14

ARTICLE VIII

         ADDITIONAL AGREEMENTS...................................................................................15
         8.1      Bulk Sales Law.................................................................................15
         8.2      Press Releases and Announcements...............................................................15
         8.3      Further Transfers..............................................................................15
         8.4      Expenses.......................................................................................16

ARTICLE IX

         DEFINITIONS.............................................................................................16

ARTICLE X

         MISCELLANEOUS...........................................................................................18
         10.1     Amendment and Waiver...........................................................................18
         10.2     Notices........................................................................................18
         10.3     Binding Agreement; Assignment..................................................................19


                                       ii



         10.4     Severability...................................................................................20
         10.5     No Strict Construction.........................................................................20
         10.6     Headings.......................................................................................20
         10.7     Entire Agreement...............................................................................20
         10.8     Exclusive Remedy...............................................................................20
         10.9     Counterparts...................................................................................20
         10.10    Governing Law; Consent to Jurisdiction.........................................................20



                                    EXHIBITS

Exhibit A                  -        Form of Product Supply Agreement
Exhibit B                  -        Form of Assignment Agreement
Exhibit C                  -        Form of Seller's Officer's Certificate
Exhibit D                  -        Form of Buyer's Officer's Certificate


                                LIST OF SCHEDULES

Schedule 1                 -        Retained Assets
Schedule 1.1(a)(i)         -        Sold Inventory
Schedule 1.1(a)(iii)       -        Purchased Equipment and Machinery
Schedule 1.1(b)            -        Material Contracts
Schedule 1.1(h)            -        Products and ANDA Numbers
Schedule 3.4               -        Encumbrances
Schedule 6.4(a)            -        Buyer Non-Compete Products
Schedule 6.4(c)            -        Seller Non-Compete Products
Schedule 7.1(b)            -        Certain Employees

                                       iii










                            ASSET PURCHASE AGREEMENT


                  AGREEMENT made as of August 9, 1996 among Dynagen, Inc., a Delaware corporation ("Dynagen"), Able Acquisition Corp., a Delaware corporation (together with Dynagen the "Buyer"), Able Laboratories, Inc, a New Jersey corporation (the "Seller"), and solely for purposes of Section 6.4(b), Alpharma USPD Inc., a Maryland corporation. Except as otherwise indicated herein, capitalized terms used herein are defined in Article IX hereof.

                  WHEREAS, the Buyer desires to purchase from the Seller substantially all of the assets of the Seller, including all Suppository Equipment and machinery and equipment (including equipment relating to Seller's suppository products), non-suppository intangible assets and all inventories of the tablet business (including finished goods of the tablet business presently located at ALPHARMA's (as defined below) central distribution center in Baltimore, Maryland) (the "Tablet Business") and the ANDAs (as defined below) for the products set forth on Schedule 1.1(h);

                  WHEREAS, the Seller and the Buyer desire that the Seller will retain those assets of the Company listed on Schedule 1 attached hereto (the "Retained Assets");

                  WHEREAS, the Buyer and Seller will execute the Product Supply Agreement (the "Product Supply Agreement") at Closing, the form of which is attached hereto as Exhibit A;

                  NOW, THEREFORE, subject to the terms and conditions set forth in this Agreement, the parties hereto agree as follows:


                                    ARTICLE I

                           PURCHASE AND SALE OF ASSETS

                  1.1 PURCHASE AND SALE OF ASSETS. At the Closing (as defined below), subject to the terms and conditions set forth in Section 2.1 and 2.2, as applicable, the Buyer shall purchase from the Seller and the Seller shall sell, convey, assign, transfer, and deliver to the Buyer, all properties, assets, and rights of the Seller, whether tangible or intangible, real or personal, other than the properties, assets and rights related to the Retained Assets (the "Purchased Assets"). The Purchased Assets include, without limitation, all right, title and interest of the Seller in and to the following, except to the extent that any of the following are included in the Retained Assets:

                  (a) all machinery and equipment and all raw materials, work-in-process, finished and other inventories of the Tablet Business (other than the inventory set forth on Schedule 1.1(a)(i) to the extent that such inventory has been removed from




                                       1



                           the Facility on or prior to August 31, 1996 (the "Sold Inventory")) and related supplies and all equipment for the manufacture of suppository products, including, without limitation, those assets set forth on Schedule 1.1(a) (ii) to the extent they are still in existence and in Seller's possession immediately prior to Closing;

                  (b) all proprietary rights (including the name "Able Laboratories"), along with all income, royalties, damages and payments due or payable as of the Closing Date (as defined below) or thereafter (including damages and payments for past, present or future infringements or misappropriations thereof), the right to sue and recover for past infringements and misappropriations thereof, and any and all corresponding rights that, now or hereafter, may be secured, in each case together with all books, records, drawings, recipes, application or other indicia thereof, and in each case together with goodwill associated therewith;

                  (c) all real property, leaseholds (including, without limitation, the leasehold under the Facility Lease) and sublease holds, and all plants, buildings, improvements and fixtures and fittings located on such owned or leased property, and all easements, licenses, rights of way, permits and all appurtenances to such owned or leased property;

                  (d) all rights existing under contracts (other than the Excluded Contract), leases, licenses, permits, supply and distribution arrangements, sales and purchase agreements and orders, consignment arrangements, warranties, consents, orders, registrations, privileges, memberships, certificates, approvals or other similar rights and all other agreements, arrangements and understandings, other than employment and consulting agreements (including, without limitation, the agreements set forth on
                           Schedule 1.1(d)) (collectively, "Contracts");


                  (e) copies of all lists and records (including copies of financial and accounting records relating to the Tablet Business) pertaining to customers, suppliers, distributors, personnel and agents and copies of all other files, documents, correspondence, plats, architectural plans, drawings and other printed and written materials;

                  (f) to the extent transferable, all franchises, approvals, permits, licenses, orders, registrations, certificates, variances and similar rights obtained from all government entities (including the United States Food and Drug Administration) and other permitting, licensing, accrediting and certifying agencies, and the rights to all data and records held by such government entities or other permitting, licensing and certifying agencies;




                                       2



                  (g) except as otherwise specifically provided herein, all other assets, properties, claims, credits, rights, choses in action, rights of set-off and interests of Seller relating to the Purchased Assets of the Tablet Business of every kind and nature and description whether or not disclosed herein or in the financial statements, and whether tangible or intangible, real, personal or mixed; and

                  (h)      the ANDAs  for the  products  set  forth on  Schedule
                           1.1(h).


                  1.2 RETAINED ASSETS. Notwithstanding Section 1.1, the Retained Assets are expressly excluded from the purchase and sale contemplated hereby and, as such, are not included in the Purchased Assets.

                  1.3 ASSUMED LIABILITIES. At Closing, subject to the terms and conditions set forth in Sections 2.1 and 2.2, as applicable, as additional consideration for the Purchased Assets, the Buyer hereby agrees to assume and become responsible for and pay all Liabilities of the Seller other than the Excluded Liabilities (the "Assumed Liabilities") including, without limitation:

                  (a) all Liabilities of the Seller under the Contracts other than the Excluded Contract, whether existing or arising hereafter;

                  (b) all Liabilities associated with purchase commitments made in the ordinary course of business by Seller prior to Closing for which goods or services are to be received by the Buyer after Closing; and

                  (c) all Liabilities of Seller with respect to any real property included in the Purchased Assets (whether owned or leased) including all leasehold obligations, obligations with respect to environmental liabilities and regulatory compliance (other than those obligations retained by Seller pursuant to Section 1.4(b)) and obligations with respect to utility services supplied thereto.

                  1.4 EXCLUDED LIABILITIES. The Buyer will not assume or in any way become liable for, and the Seller will retain and remain responsible for and pay in accordance with their respective terms, all Liabilities of the Seller set forth below (the "Excluded Liabilities"):

                  (a) all Liabilities of Seller resulting from product liability claims for damage or injury, actual or alleged, to persons or property resulting from the ownership, possession or use of (i) any product manufactured by Seller prior to Closing to the extent such claim arises out of a manufacturing defect or
                           (ii) any product manufactured and sold to customers by Seller prior to Closing; provided, however, that such Liabilities shall not include Liabilities where





                                       3

                           such damage or injury is related to the improper storage, warehousing, delivery, distribution or other handling of such product after Closing;

                  (b) all Liabilities arising from any Governmental Agency or third party claim arising under any Environmental Law with respect to any release of a hazardous substance into the environment at or from the properties or facilities of the Business to the extent, and in the proportion, Buyer demonstrates by competent evidence that such release took place prior to Closing;

                  (c) all Liabilities of Seller with respect to taxes arising prior to Closing;

                  (d) all Liabilities of Seller related to the Retained Assets and arising on or prior to the Closing Date or at any time when any particular Retained Asset is in the possession of and under the control of the Seller;

                  (e) all Liabilities of Seller with respect to unpaid wages, severance (including any severance as a result of the transactions contemplated by this Agreement), workers compensation claims arising out of injuries prior to Closing, commissions and accrued vacations incurred in the ordinary course, employee benefit plans and compensation or retirement plans, or under the Consolidated Budget Reconciliation Act of 1985, in each case arising prior to Closing;

                  (f) all Liabilities of Seller under or pursuant to this Agreement, the other agreements contemplated hereby or any other agreement between either of the Seller, on the one hand, and the Buyer, on the other hand, entered into on or after the date of this Agreement;

                  (g) all Liabilities of the Seller with respect to the Excluded Contract; and

                  (h) all Liabilities of Seller arising out of actions of Seller prior to Closing other than Liabilities which:
                           (i) relate to compliance with laws or regulations, taxes or product liability claims, (ii) arise from any Governmental Agency or third party claim arising under any Environmental Law, (iii) relate to unpaid wages, severance, workers compensation claims or any other employee benefit matters or (iv) Buyer has assumed and become responsible for pursuant to Sections 1.3(a), 1.3(b) or 1.3(c); provided, however, the Seller will retain and remain responsible for the Liabilities set forth in Sections 1.4(a) through 1.4(g).




                                       4





                  1.5      PURCHASE PRICE; ALLOCATION.

                  (a) The  Buyer  agrees  to pay to the  Seller  at the  Closing
$550,000  (the  "Purchase   Price")  by  wire  transfer  or  delivery  of  other
immediately available funds.

                  (b) Buyer and Seller agree for tax purposes that this Agreement is for the purchase and sale of assets and that the Purchase Price, the Assumed Liabilities and all other capitalizable costs shall be allocated among the Purchased Assets and the covenants of Seller in accordance with a mutually agreed upon Allocation Statement. The Allocation Statement will be initially prepared by Buyer and shall be agreed upon prior to Closing. Buyer and Seller agree to report this transaction for tax purposes in accordance with such Allocation Statement and to file Form 8594 with the Internal Revenue Service as required under Section 1060 of the Internal Revenue Code of 1986, as amended.

                  1.6      CLOSING TRANSACTIONS.

                  (a) Closing. The closing of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of Kirkland & Ellis, Citicorp Center, 153 East 53rd Street, New York, New York at 10:00 a.m. on August 15, 1996 or such other date as may be mutually agreed to by the Seller and the Buyer. The parties hereto agree that time is of the essence. The date and time of the Closing are herein referred to as the "Closing Date."

                  (b) Deliveries at the Closing. Subject to the conditions set forth in this Agreement, the parties agree to consummate the following transactions on the Closing Date:

                           (i)  The  Seller  will  convey  all of the  Purchased
         Assets to the Buyer and will deliver to the Buyer a bill of sale, assignments of leases and all other instruments of conveyance which are required for or which the Buyer reasonably requests to effect the sale and transfer to the Buyer of the Purchased Assets;

                           (ii) The Buyer will assume the Assumed Liabilities and will deliver all instruments which the Seller reasonably requests to effect the assumption of the Assumed Liabilities by the Buyer;

                           (iii) The Buyer and the Seller, as applicable, shall cause the certificates and other documents and instruments to be delivered pursuant to Article II hereof; and

                           (iv) The Buyer will deliver to the Seller the Purchase Price in immediately available funds.

                  1.7 ASSIGNMENT OF CONTRACTS AND RIGHTS. To the extent that any Contracts shall require the consent of the other party thereto, this Agreement shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof. The Seller will use




                                       5




reasonable efforts to obtain such consent of the other parties to such Contracts for the assignment thereof to the Buyer.

                  1.8 FURTHER TRANSFERS. After Closing, if an asset which is a Retained Asset is discovered to have been transferred to Buyer in error or if an asset which is a Purchased Asset is discovered to have been retained by Seller in error, the Buyer and the Seller agree to execute and deliver such bills of sale, assignments or other instruments of conveyance which are required for or which the Seller reasonably requests to effect the transfer back to the Seller of the Retained Asset or the Buyer reasonably requests to effect the transfer to the Buyer of the Purchased Asset.


                                   ARTICLE II

                              CONDITIONS TO CLOSING

                  2.1 CONDITIONS TO BUYER'S OBLIGATIONS. The obligation of Buyer to consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver of the following conditions on or before the Closing
Date:

                  (a) the representations and warranties set forth in Article III hereof will be true and correct on the date hereof and at and as of the Closing Date as though then made;

                  (b) the Seller will have performed and complied with all of the covenants and agreements required to be performed by it under this Agreement prior to the Closing;

                  (c) subject to the provisions of Section 1.7, Seller shall have used its best efforts to have obtained at Buyer's cost and expense all consents and waivers by third parties that are required for the transfer of the Purchased Assets to Buyer or that are required for the consummation of the transactions contemplated hereby including, without limitation, any consents required pursuant to any leases or subleases or that are required in order that the transactions contemplated hereby do not constitute a breach of or a default under or a termination or modification of any agreement to which the Seller is a party or to which any portion of the Purchased Assets is subject;

                  (d) all governmental filings, authorizations and approvals that are required for the consummation of the transactions contemplated hereby, if any, will have been duly made and obtained on terms reasonably satisfactory to Buyer;

                  (e) the Seller shall have made all filings of environmental nature required for the transactions contemplated hereby with all federal, state and local regulatory authorities, including all filings required under the New Jersey Industrial Site Recovery Act ("ISRA"), N.J.S.A. 13:1K-6 et seq. Further, with respect to ISRA, on or before the Closing, the Seller shall have obtained from the New Jersey Department of Environmental Protection and Energy ("NJDEPE") and delivered to the





                                       6


Buyer either: (i) a Letter of Non-Applicability from NJDEPE or (ii) approval by NJDEPE of a Negative Declaration submitted by the Seller (collectively, the "ISRA Clearance");

                  (f) the Buyer and the Seller shall have entered into the Product Supply Agreement in the form of Exhibit A hereto;

                  (g) the Seller shall have delivered to the Buyer (i) a certificate from the Seller in the form of Exhibit C attached hereto, dated the Closing Date, stating that the conditions specified in Sections 2.1(a)-(e) have been satisfied, (ii) copies of all consents, waivers and governmental filings, authorizations and approvals required in connection with the consummation of the transactions contemplated hereunder, and (iii) such other documents or instruments as Buyer may reasonably request to effect the transactions contemplated hereby;

                  (h) the Seller shall have caused the filing of a UCC-3 Termination Statement relating to the release of all liens of A.L. Laboratories, Inc. on the Purchased Assets; and

                  (i) the Buyer and Seller shall have agreed upon the Allocation Statement.

                  2.2 CONDITIONS TO SELLER'S OBLIGATIONS. The obligation of the Seller to consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver of the following conditions on or before the Closing Date:

                  (a) the representations and warranties set forth in Article IV hereof will be true and correct on the date hereof and at and as of the Closing Date as though then made;

                  (b) the Buyer shall have performed and complied in all material respects with all of the covenants and agreements required to be performed by it under this Agreement prior to the Closing;

                  (c) all governmental filings, authorizations and approvals that are required for the consummation of the transactions contemplated hereby, if any, shall have been duly made and obtained;

                  (d) the Buyer shall have retained and borne the expense of environmental consultants and attorneys satisfactory to the Buyer in its reasonable judgment to conduct an environmental assessment of the real property at 6 Hollywood Court, South Plainfield, New Jersey 07080 (the "Environmental Assessment"), which shall have included physical inspections, review of all relevant governmental agency and other records and contact with governmental agency personnel, sampling and any other investigatory activities of a scope satisfactory to the Buyer in its reasonable judgment;



                                       7


                  (e) the Buyer shall have filed at Buyer's expense in the relevant jurisdictions UCC-1 financing statements as required by Section 6.7, reflecting Seller's interest in the Suppository Equipment, such UCC-1 financing statements to be in form and substance satisfactory to the Seller;

                  (f) the Buyer and the Seller shall have entered into the Product Supply Agreement which shall be in the form of Exhibit A hereto;

                  (g) the Seller shall have received certificates of insurance evidencing the insurance coverage required by Section 5.5 of the Product Supply Agreement and evidencing Seller's status as an additional insured under such insurance policies;

                  (h) the leasehold under the Facility Lease shall have been assigned to the Buyer pursuant to the form of Assignment Agreement attached hereto as Exhibit B;

                  (i) the Buyer shall have delivered to the Seller (i) a certificate from the Buyer in the form set forth in Exhibit D attached hereto, dated the Closing Date, stating that the conditions specified in Sections 2.2(a)-(e) have been satisfied, (ii) copies of the Environmental Assessment and all consents, waivers and governmental filings, authorizations and approvals required in connection with the consummation of the transactions contemplated hereby, (iii) certified copies of the resolutions of Buyer's board of directors approving the transactions contemplated by this Agreement, and (iv) such other documents or instruments as Seller may request to effect the transactions contemplated hereby; and

                  (j) the Buyer and Seller shall have agreed upon the Allocation Statement.


                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

                  As  a  material   inducement  to  Buyer  to  enter  into  this
Agreement, Seller hereby represents and warrants to Buyer that:

                  3.1 ORGANIZATION AND CORPORATE POWER. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey with full corporate power and authority to execute and deliver this Agreement and the other agreements and documents contemplated hereby and perform its obligations hereunder and thereunder.

                  3.2 AUTHORIZATION OF TRANSACTIONS. The execution, delivery and performance by the Seller of this Agreement and the other agreements and documents contemplated hereby have been duly and validly authorized by all requisite corporate action on the part of the Seller and no other corporate proceedings on its part are necessary to approve and authorize the execution and delivery of this Agreement and the other agreements and documents contemplated hereby and the



                                       8




consummation of the transactions contemplated hereby and thereby. This Agreement and the other agreements and documents contemplated hereby have been duly executed and delivered by the Seller and constitute valid and binding agreements of the Seller, enforceable against the Seller in accordance with their terms.

                  3.3  ABSENCE  OF  CONFLICTS.   The  execution,   delivery  and
performance of this Agreement and the other agreements and documents contemplated hereby and the consummation of the transactions contemplated hereby and thereby do not and will not (a) conflict with or result in a breach of any of the provisions of, (b) constitute a default under, (c) result in a violation of, (d) give any third party the right to terminate or to accelerate any obligation under, (e) result in the creation of any lien, security interest, charge or encumbrance upon the Purchased Assets, or (f) require any authorization, consent, approval, exemption or other action by or notice to any court or other governmental body, under the provisions of the certificate of incorporation or bylaws of the Seller or any indenture, mortgage, lease, license, loan agreement or other agreement or instrument to which the Seller is bound or affected, or, any law, statute, rule or regulation or any judgment, order or decree to which the Seller is subject, except where such conflict, default, violation or failure to obtain such consent or authorization would not have a Material Adverse Effect.

                  3.4 PURCHASED ASSETS. Other than as set forth on Schedule 3.4, the Seller has good and marketable title to, or a valid leasehold interest in, all of the Purchased Assets free and clear of all Liens.

                  3.5 LIMITATION OF WARRANTIES. OTHER THAN THOSE REPRESENTATIONS AND WARRANTIES EXPRESSLY MADE BY THE SELLER IN THIS ARTICLE III, THE SELLER MAKES NO REPRESENTATIONS AND WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, REPRESENTATIONS OR WARRANTIES OF CONDITION OF ASSETS, MERCHANTABILITY OR FITNESS.


                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

                  As a material inducement to the Seller to enter into this Agreement, Buyer hereby represents and warrants to Seller that:

                  4.1 CORPORATE ORGANIZATION AND POWER. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in every jurisdiction in which the nature of its business or its ownership of property requires it to be so qualified and where the failure to be so qualified would have a Material Adverse Effect. The Buyer has full corporate power and authority to execute and deliver this


                                       9



Agreement and the other agreements and documents contemplated hereby and to perform its obligations hereunder and thereunder.


                  4.2 AUTHORIZATION. The execution, delivery and performance by the Buyer of this Agreement and the other agreements and documents contemplated hereby and thereby have been duly and validly authorized by all requisite corporate action on the part of the Buyer and no other corporate proceedings on the part of the Buyer are necessary to approve and authorize the execution and delivery of this Agreement and the other agreements and documents contemplated hereby and the consummation of the transactions contemplated hereby and thereby. This Agreement and the other agreements and documents contemplated hereby have been duly executed and delivered by the Buyer and constitute valid and binding agreements of the Buyer, enforceable against the Buyer in accordance with their terms.

                  4.3  ABSENCE  OF  CONFLICTS.   The  execution,   delivery  and
performance   of  this   Agreement  and  the  other   agreements  and  documents
contemplated hereby and thereby and the consummation of the transactions contemplated hereby and thereby do not and will not (a) conflict with or result in a breach of any of the provisions of, (b) constitute a default under, (c) result in a violation of, (d) give any third party the right to terminate or to accelerate any obligation under, (e) result in the creation of any lien, security interest, charge or encumbrance upon the capital stock or assets of the Buyer, or (f) require any authorization, consent, approval, exemption or other action by or notice to any court or other governmental body, under the provisions of the certificate of incorporation or bylaws of the Buyer or any indenture, mortgage, lease, license, loan agreement or other agreement or instrument to which the Buyer is bound or affected, or, any law, statute, rule or regulation or any judgment, order or decree to which the Buyer is subject, except where such conflict, default, violation or failure to obtain consent or authorization would not have a Material Adverse Effect.

                  4.4 SELLER NOTIFICATION. The Buyer acknowledges that ALPHARMA has notified the Seller's employees and tablet customers of its intention to exit the Production Facility and tablet business and understands that such announcement may increase the possibility of lost employees and deterioration of the tablet customer base.


                                    ARTICLE V

                                 RETAINED ASSETS

                  5.1 RETENTION OF RETAINED ASSETS. The Seller shall retain all of its right, title and interest in and to the Retained Assets (including the Suppository Assets). The Seller shall be the lawful owner of record and hold title to the Retained Assets. Following Closing, the Buyer shall take all action reasonably requested by the Seller to confirm in Seller legal title to the Retained Assets.



                                       10


                  5.2 BUYER'S POSSESSION OF SUPPOSITORY ASSETS. The Seller and the Buyer hereby agree that for so long as the Product Supply Agreement shall be in effect the Buyer shall maintain possession of the Suppository Assets and use such assets exclusively for the production of the products to be delivered to the Seller pursuant to the terms of the Product Supply Agreement.

                  5.3 TRANSFER OF POSSESSION OF SUPPOSITORY ASSETS. The Buyer shall transfer to the Seller or its designee all of the Suppository Assets upon termination of the Product Supply Agreement in accordance with Seller's instructions. The date upon which the Suppository Assets are transferred to the Seller pursuant hereto is referred to herein as the "Suppository Assets Transfer Date". The Buyer shall permit Seller's representatives reasonable access to Buyer's facility in order to remove and retake possession of the Suppository Assets on behalf of Seller. If the Suppository Assets have not been removed within ten (10) business days of the Suppository Assets Transfer Date the Buyer may remove such assets and return them to the Seller, at Seller's expense, to Seller's North Carolina facility.


                                   ARTICLE VI

                                    COVENANTS

                  6.1 BUSINESS. From and after the date hereof to and including the Suppository Assets Transfer Date, the Buyer shall:


                  (a) keep the Suppository Assets physically separate from the other assets of the Buyer and keep the Suppository Assets labeled to identify the Seller as the owner thereof;

                  (b) make such filings and take such other actions as are necessary to protect the Seller's title to and interest in the Suppository Assets;

                  (c) not sell, lease, mortgage, pledge, create any lien on or otherwise dispose of any of the Suppository Assets;

                  (d) maintain the Buyer's files and records regarding the Suppository Products to be made under the Product Supply Agreement in the ordinary manner, consistent with the past practice of the Tablet Business;

                  (e) not remove any of the Suppository Assets from the premises of the Buyer; and

                  (f) not agree or enter into any agreement to take any of the actions prohibited by, engage in any act or conduct that would violate or knowingly permit to be done anything which would be contrary to or in breach of this Section 6.1.


                                       11




                  6.2      ACCESS.

                  (a) Prior to Closing, the Seller will permit the Buyer to have access to its personnel and Production Facility and the Buyer and its accounting representatives to have access to the Seller's personnel in Baltimore, Maryland, in each case, at all reasonable times and in a manner so as not to interfere with the normal business operations of the Seller. Except as and to the extent required by applicable law, the Buyer will treat and hold such information as confidential and will not use any such information except in connection with this Agreement. If this Agreement is terminated for any reason whatsoever, the Buyer will return to the Seller all tangible embodiments and any reproductions thereof of such information.

                  (b) The Seller acknowledges that the Buyer or its accounting representatives will prepare audited financial statements of the Tablet Business required to be included in a Form 8-K for the Buyer pursuant to Section 13 or 15(a) of the Securities Exchange Act of 1934 ("Form 8-K"). The Seller agrees to provide at reasonable times in a manner so as not to interfere with the normal business operations of the Seller reasonable assistance, information and access to the Buyer and its accounting representatives in order to aid the Buyer in the preparation of the Form 8-K.

                  6.3 PAYMENT OF ASSUMED LIABILITIES. The Buyer shall promptly pay the Assumed Liabilities when the same become due, except to the extent that any such liability is being disputed in good faith and has been appropriately reserved for on the books and records of the Buyer.

                  6.4      NON-COMPETITION.

                  (a) For the period set forth next to the suppository product on Schedule 6.4(a), neither the Buyer nor any of its affiliates will (i) directly or indirectly, manufacture or sell any suppository product listed on
Schedule 6.4(a), (ii) own, operate, lease, manage, control or invest in any person or entity that manufacturers or sells any suppository product listed on
Schedule 6.4(a) or provides any services that may be used as substitutes for or are otherwise in competition with any suppository product listed on Schedule 6.4(a) anywhere in the United States of America (a "Competitor"), or (iii) in any manner or capacity relating to the manufacture or sale of any suppository product listed on Schedule 6.4(a), engage in, permit their names to be used by, act as consultants or advisors to or, render services for or otherwise assist in any such manner or capacity any Competitor.

                  (b) Notwithstanding Section 6.4(a), Buyer may independently develop, manufacture and sell a product similar to Anusol HC to anyone other than Warner-Lambert Company during the two (2) year period set forth in Section 6.4(a), provided, however, that (i) Buyer may not use any of the recipes, methods, formulas, specifications, knowledge or know how acquired by or provided to Dynagen in the manufacture or sale of any suppository product listed on
Schedule 6.4(a) and (ii) Buyer will, upon the request of Able, demonstrate to Able with competent evidence, Dynagen's independent development of Anusol HC or other substantially similar product.



                                       12





                  (c) For a period of five (5) years following the Closing Date, neither Seller nor Alpharma USPD Inc. will directly or indirectly manufacture or sell any product listed on Schedule 6.4(c) (a "Tablet Product") anywhere in the United States of America; provided, however, that (i) Seller or Alpharma USPD Inc. may manufacture Tablet Products for their affiliates whose operations are principally outside the United States of America, (ii) if Seller or Alpharma USPD Inc. or its parent or affiliated companies within the Alpharma Group acquires another business which at the time of acquisition is developing or manufacturers or sells any or all of the Tablet Products, the foregoing restrictions shall not apply to the acquired business and (iii) if Seller or Alpharma USPD Inc. or its parent or affiliated companies within the Alpharma Group merges with or is acquired by another entity which is developing, manufacturing or selling any or all of the Tablet Products, the foregoing restrictions shall not apply.

                  (d) The Buyer and Seller acknowledge and agree that (i) the covenants set forth in this Section 6.4 are reasonable in geographical and temporal scope and in all other respects, (ii) the Seller and Buyer would not have entered into this Agreement but for the covenants of the Seller and Buyer contained herein, and (iii) the covenants contained herein have been made in order to induce the Seller and Buyer to enter into this Agreement.

                  (e) If, at the time of enforcement of this Section 6.4, a court shall hold that the duration, scope, or area restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope, or area reasonable under such circumstances shall be substituted for the stated duration, scope, or area.

                  (f) The Seller and Buyer recognize and affirm that in the event of their breach of any provision of this Section 6.4, money damages would be inadequate and the damaged party would have no adequate remedy at law. Accordingly, the parties agree that each of the Buyer and Seller shall have the right, in addition to any other rights and remedies existing in its favor, to enforce its rights and the obligations the Seller and Buyer under this Section 6.4, respectively not only by an action or actions for damages, but also by an action or actions for specific performance, injunction and/or other equitable relief in order to enforce or prevent any violations (whether anticipatory, continuing or future) of the provisions of this Section 6.4. The provisions of this Section 6.4 shall be tolled during the continuance of any actual breach or violation.

                  6.5  TRANSITIONAL  SERVICES.  (a) During  the ninety  (90) day period following the Closing Date (the "Transition Period"), the Seller will help facilitate the transfer to the Buyer of the Purchased Assets and the Tablet Business related thereto by (i) permitting the Buyer to have access to ALPHARMA's mainframe computer in Baltimore, Maryland at all reasonable times to the extent consistent with the Seller's past practice and necessary for the operation of the Tablet Business and in a manner so as not to interfere with the normal business operations of ALPHARMA and its subsidiaries, (ii) and (iii) introducing the Buyer's representatives to the Seller's Tablet Business customers and continuing to accept orders for tablet products on behalf of the Buyer in ALPHARMA's facility in Baltimore, Maryland. The Buyer will be responsible for shipments and billings to customers following the Closing Date. The Seller shall not be liable for any loss, damage,



                                       13




liability or expense resulting from the assistance or access furnished to the Buyer pursuant to this Section 6.5.

                  (b) On the Closing Date, Buyer shall pay to Seller for access to ALPHARMA'S mainframe computer an amount equal to $2,000 per month multiplied by a fraction the numerator of which is the number of days during the period beginning on the Closing Date and ending on the last day of the month in which the Closing Date falls and the denominator of which is the number of days in such month. After the Closing Date, the Buyer shall pay to Seller for such access an amount equal to $2,000 on the first day of each month during the Transition Period. In addition, Seller will charge Buyer for expenses directly incurred by ALPHARMA for providing support services in excess of forty (40) hours during the ninety (90) day period. Seller shall invoice Buyer for such charges and Buyer shall pay Seller for such charges on the first day of the next month during the Transition Period or, if the Transition Period has expired within five (5) business days of receipt of invoice.

                  6.6 CONDUCT OF THE BUSINESS PRIOR TO CLOSING DATE. Between the date hereof and the earlier of the Closing Date and August 23, 1996, the Seller shall (i) continue to operate its Tablet Business and shall not take any action to terminate any of Seller's employees and (ii) cause its finished goods inventory of the tablet business to be transferred to the Seller from the Seller's affiliate.

                  6.7 FACILITY LEASE. In the event the Facility Lease may not be assigned to the Buyer such that the Seller is fully and unconditionally released from all Liability thereunder, the Buyer shall within seven (7) days of the Seller's request (i) deposit with the Seller in escrow three months of lease payments in immediately available funds and (ii) grant the Seller a first priority security interest in the Suppository Equipment and perfect such security interest, in each case as security for the Seller's Liability under the Facility Lease. Upon the full and unconditional release of the Seller's Liability under the Facility Lease, the Seller shall release the money deposited with the Seller pursuant to clause (i) and release and discharge the security interest granted to the Seller pursuant to clause (ii).

                  6.8 RELEASES. Seller shall not knowingly release, waive or discharge any obligation of any person under any employment or consulting agreement, including obligations relating to non-disclosure of confidential information, non-competition, or similar restrictive covenants.



                                   ARTICLE VII

                               EMPLOYEES AND PLANS

                  7.1      EMPLOYMENT.

                  (a) The Buyer may offer employment, effective as of the Closing Date, to all employees of Seller employed on the Closing Date. The Buyer hereby agrees to indemnify the Seller


                                       14


and its  affiliates  for any costs or losses  incurred  by the Seller due to the
Buyer's   failure  to  comply  with  the  Worker   Adjustment,   Retraining  and
Notification Act of 1988.

                  (b) Within three (3) business days following the Closing Date, Buyer shall deliver to Seller (i) a list of each employee set forth on Schedule 7.1(b) who has been offered and has accepted employment with Buyer (an "Accepted Employee") and (ii) available funds in an amount equal to (y) the business day cost of each Accepted Employee set forth opposite such employee's name on
Schedule 7.1(b) under the column Business Day Cost ("Business Day Cost") multiplied by (z) the number of business days elapsed during the period beginning on August 12, 1996 and ending on the Closing Date (the "Interim
Period"). Within five (5) business days of receipt of the list of Accepted Employees and immediately available funds, Seller shall issue a payroll check for the Interim Period to each Accepted Employee.

                  (c) If the Closing does not occur on or prior to August 23, 1996, the Buyer shall deliver by August 30, 1996 immediately available funds in an amount equal to the Business Day Cost of each employee set forth on Schedule 7.1(b) multiplied by ten (10).

                                  ARTICLE VIII

                              ADDITIONAL AGREEMENTS

                  8.1 BULK SALES LAW. The Buyer will bear any loss, liability, obligation or cost suffered by the Seller or the Buyer as a result of the Seller's noncompliance with any provision of any bulk sales law which is applicable to any liability of the Seller or the transfer of the Purchased Assets pursuant to this Agreement, insofar as such noncompliance relates to any Assumed Liability. The Sellers will bear any loss, liability, obligation or cost suffered by the Seller or the Buyer as a result of the Seller's noncompliance with any provision of any bulk sales law which is applicable to any liability of the Seller or the transfer of the Purchased Assets pursuant to this Agreement, insofar as such noncompliance relates to any Excluded Liability.

                  8.2 PRESS RELEASES AND ANNOUNCEMENTS. Prior to the Closing, except as and to the extent required by law, the New York Stock Exchange or the National Association of Securities Dealers, without the prior written consent of the other party, neither Buyer nor Seller shall, directly or indirectly, make any public comments, statements or communications nor make any disclosure to any party not affiliated with Buyer or Seller with respect to the proposed transaction set forth in this Agreement, except as necessary to obtain consents or approvals to this transaction or as necessary to comply with policies and guidelines of the Securities and Exchange Commission. After the Closing, the parties shall jointly prepare a press release relating to this transaction, and the Buyer, in its sole direction, may file a Form 8-K with the Securities and Exchange Commission disclosing this transaction.

                  8.3 FURTHER TRANSFERS. The Seller will execute and deliver such further instruments of conveyance and transfer and take such additional action as the Buyer may reasonably


                                       15


request to effect, consummate, confirm or evidence the transfer to the Buyer of the Purchased Assets and any other transactions contemplated hereby; provided, that the Seller shall have no obligation to take any action which amends or alters the substance of this transaction. The Seller will execute such documents as may be necessary to assist the Buyer in preserving or perfecting its rights in the Purchased Assets and will also do such acts as are necessary to perform its representations, warranties and agreements herein.

                  8.4 EXPENSES. Except as otherwise provided herein, the Buyer will pay all of the Buyer's own expenses (including, without limitation, fees and expenses of legal counsel) and the Seller will pay all of the Seller's expenses (including, without limitation, fees and expenses of Sintar Company and legal counsel) incurred in connection with the negotiation of this Agreement, the performance of their respective obligations hereunder, and the consummation of the transactions contemplated hereby (whether consummated or not).


                                   ARTICLE IX

                                   DEFINITIONS

                  "ALPHARMA" means ALPHARMA INC., a Delaware corporation and parent of the Seller.

                  "ANDA" means Abbreviated New Drug Application.

                  "Assumed  Liabilities"  has the  meaning  set forth in Section
                  1.3.

                  "Business" means the business which the Seller conducted prior to Closing.

                  "Buyer" has the meaning set forth in the recitals hereto.

                  "Closing" has the meaning set forth in Section 1.6(a).

                  "Closing Date" has the meaning set forth in Section 1.6(a).

                  "Contracts" has the meaning set forth in Section 1.1(d).

                  "Environmental  Assessment"  has  the  meaning  set  forth  in
                  Section 2.2(d).

                  "Environmental Laws"means any and all federal, state, local and foreign statutes, laws (including common or case law), regulations, or governmental restrictions, as in effect and interpreted on the Closing Date, relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic, radioactive or hazardous substances or wastes ("Pollutants") into the environment including, without limitation,


                                       16


ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Pollutants, or the clean-up or other remediation thereof.

                  "Excluded  Liabilities"  has the  meaning set forth in Section
1.4.

                  "Excluded Contract" means the Heads of Agreement between Proctor & Gamble Company and Able dated as of April 26, 1990.

                  "Facility Lease" means the Lease between Hollywood Court Associates and the Seller, dated as of November 29, 1984, as extended by agreement dated April, 1988, subject to assignment of lease dated April, 1989, as extended by agreement dated, June 1993.

                  "ISRA" has the meaning set forth in Section 2.1(e).

                  "ISRA Clearance" has the meaning set forth in Section 2.1(e).

                  "Liability" means any liability or obligation, whether known or unknown, absolute or contingent, accrued or unaccrued, liquidated or unliquidated and whether due or to become due.

                  "Liens" means, with respect to any asset, any mortgage, lien, pledge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law.

                  "Material Adverse Effect" with respect to any Person means (i) a material adverse change in the assets, earnings, financial condition, business prospects, operating results, customer, supplier, employee or sales representative relations, business condition or financing arrangements of such Person, (ii) material casualty loss, destruction or damage to the assets or properties of such Person whether or not covered by insurance, or (iii) any action or proceeding before any court or government body wherein an unfavorable judgment, decree, injunction or order would prevent the carrying out of this Agreement or any of the transactions contemplated hereby, declare unlawful the transactions contemplated by this Agreement or cause such transactions to be rescinded.

                  "NJDEPE" has the meaning set forth in Section 2.1(e).

                  "Person" means an individual, a partnership (including a limited partnership), a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

                  "Product Supply Agreement" has the meaning set forth in the recitals hereto.



                                       17


                  "Production Facility" shall mean the facility at 6 Hollywood Court, South Plainfield, New Jersey.

                  "Purchase Price" has the meaning set forth in Section 1.5.

                  "Purchased Assets" has the meaning set forth in Section 1.1.

                  "Retained Assets" has the meaning set forth in the recitals hereto.

                  "Suppository Assets"shall mean all Retained Assets which will remain on the Buyer's premises, in its possession or be used by Buyer after the Closing pursuant to the Product Supply Agreement.

                  "Suppository Assets Transfer Date" has the meaning set forth in Section 5.3.

                  "Suppository Equipment" means all machinery and equipment necessary to the manufacture of suppository products, including, but not limited to, (i) one sarong machine type SAAS/15, (ii) one cam cartoner, (iii) one automatic wrapper, (iv) one elbow sealer, (v) three batch tanks: #3 small, #1 medium, #2 large, (v) two bar code scanners, (vi) three transfer pumps, (vii) four lighting mixers, (viii) one chiller, (ix) one dust collector, and (x) spare parts, piping, tools and dies and other related equipment or supplies.

                  "Tablet Business" has the meaning set forth in the recitals hereto.

                  "Transition Period" has the meaning set forth in Section 6.5.


                                    ARTICLE X

                                  MISCELLANEOUS

                  10.1 AMENDMENT AND WAIVER. This Agreement may be amended and any provision of this Agreement may be waived, provided that, any such amendment or waiver will be binding upon a party only if such amendment or waiver is set forth in a writing executed by such party. No course of dealing between or among any persons having any interest in this Agreement will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any party under or by reason of this Agreement.


                  10.2 NOTICES. All notices, demands and other communications given or delivered under this Agreement will be in writing and will be deemed to have been given when personally delivered, mailed by first class mail, return receipt requested, or delivered by express courier service or telecopied. Notices, demands and communications to the Seller and Buyer will, unless another address is specified in writing, be sent to the address indicated below:



                                       18


                  Notices to the Seller:
                  ----------------------

                  Able Laboratories, Inc.
                  c/o ALPHARMA INC.
                  One Executive Drive
                  P.O. Box 1399
                  Fort Lee, NJ  07024
                  Attn:    Beth P. Hecht, Esq.,
                           Corporate Counsel and Secretary
                  Telecopy:  (201) 592-1481

                  with a copy to:
                  ---------------

                  Kirkland & Ellis
                  153 E. 53rd Street
                  New York, NY  10022
                  Attn:    Marjorie L. Reifenberg, Esq.
                  Telecopy:  (212) 446-4900

                  Notices to Buyer:
                  -----------------

                  Dynagen, Inc.
                  99 Erie Street
                  Cambridge, MA  02139
                  Attn:    Dr. Indu A. Muni
                           President and Chief Executive Officer
                  Telecopy:  (617) 354-3902

                  with a copy to:
                  ---------------

                  Testa, Hurwitz & Thibeault
                  125 High Street
                  Boston, MA  02110
                  Attn:  Mitchell S. Bloom, Esq.
                  Telecopy:  (617) 248-7100



                  10.3 BINDING AGREEMENT; ASSIGNMENT. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by Buyer or Seller without the prior written consent of the other.



                                       19


                  10.4 SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

                  10.5 NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any person.

                  10.6 HEADINGS. The headings used in this Agreement are for convenience of reference only and do not constitute a part of this Agreement and will not be deemed to limit, characterize or in any way affect any provision of this Agreement, and all provisions of this Agreement will be enforced and construed as if no caption had been used in this Agreement.

                  10.7 ENTIRE AGREEMENT. This Agreement and the Product Supply Agreement contain the entire agreement between the parties and supersede any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.

                  10.8 EXCLUSIVE REMEDY. Buyer understands and agrees that its rights and remedies pursuant to this Agreement shall constitute its sole rights and remedies against Seller with respect to any matters arising from this Agreement or the transactions contemplated thereby, and, except for such rights and remedies, hereby waives and releases Seller from and agrees to indemnify, defend and hold Seller harmless from and against any and all claims, demands, causes of action, Liabilities (except for Excluded Liabilities), costs or expenses with respect thereto or otherwise arising from the past, present or future conduct of the business or the ownership or operation of its facilities or properties (including without limitation any of the foregoing arising under Comprehensive Environmental Response, Compensation and Liability Act, as amended, or otherwise relating to environmental matters).

                  10.9 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which taken together will constitute one and the same instrument.

                  10.10 GOVERNING LAW; CONSENT TO JURISDICTION. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF NEW JERSEY, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT PROVISION OR RULE (WHETHER OF THE STATE OF NEW JERSEY OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW JERSEY TO BE APPLIED. IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAW OF THE STATE OF NEW JERSEY WILL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT, EVEN IF UNDER SUCH JURISDICTION'S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY. THE BUYER AND THE SELLER HEREBY IRREVOCABLY SUBMIT


                                       20


TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW JERSEY AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF NEW JERSEY SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT AND OF THE DOCUMENTS REFERRED TO IN THIS AGREEMENT, AND HEREBY WAIVE ANY, AND AGREE NOT TO ASSERT AS A, DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR THE INTERPRETATION OR ENFORCEMENT HEREOF OR OF ANY SUCH DOCUMENT, THAT IT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT THE VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS AGREEMENT OR ANY OF SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SAID COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN SUCH A NEW JERSEY STATE OR FEDERAL COURT. THE BUYER AND THE SELLER HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF ANY SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING IN THE MANNER PROVIDED IN SECTION
10.2 HEREOF, OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW, SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.


                                    * * * * *



                                       21




                  IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute this Agreement as of the date first above written.


                         DYNAGEN, INC.


                         By:  ------------------------------------------------

                         Its: ------------------------------------------------




                         ABLE ACQUISITION CORP.


                         By:  ------------------------------------------------

                         Its: ------------------------------------------------




                         ABLE LABORATORIES, INC.


                         By:  ------------------------------------------------

                         Its: ------------------------------------------------




                         Solely for purposes of Section 6.4(b):

                         ALPHARMA USPD INC.



                         By:  ------------------------------------------------

                         Its: ------------------------------------------------